                                                                EXHIBIT 4(bbbbb)


                               AMENDMENT NO. 1 TO
                             DISTRIBUTION AGREEMENT

     Amendment No.1, dated January ___, 1998 (the "Amendment"), to the Distribution Agreement, dated October 4, 1993 (the "Distribution Agreement"), by and between Merrill Lynch & Co., a Delaware corporation (the "Company") and Merrill Lynch & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agent").

     WHEREAS, the Company and the Agent desire to amend the Distribution Agreement to provide for a revised commission schedule.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Capitalized terms used herein that are not otherwise defined herein have the meanings ascribed thereto in the Distribution Agreement.

     2. Schedule A to the Distribution Agreement shall be deleted and replaced in its entirety by Schedule A hereto. Henceforth, all references to Schedule A in the Distribution Agreement shall be deemed to Schedule A, as so amended.

     3. Except as amended above, the Distribution Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

                                 MERRILL LYNCH & CO., INC.


                                 By:_____________________________________
                                    Name:
                                    Title:

                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED


                                 By:_____________________________________
                                    Name:
                                    Title:

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                                   SCHEDULE A

     As compensation for the services of the Agent hereunder, the Company shall pay it on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:


                                          PERCENT OF
           MATURITY RANGES             PRINCIPAL AMOUNT
-------------------------------------  -----------------

From 9 months to less than 1 year....        .050%
From 1 year to less than 18 months...        .075
From 18 months to less than 2 years..        .125
From 2 years to less than 3 years....        .175
From 3 years to less than 4 years....        .250
From 4 years to less than 5 years....        .300
From 5 years to less than 6 years....        .350
From 6 years to less than 7 years....        .375
From 7 years to less than 8 years....        .400
From 8 years to less than 9 years....        .425
From 9 years to less than 10 years...        .450
From 10 years to less than 15 years..        .475
From 15 years to less than 20 years..        .550
From 20 years to 30 years............        .600
Beyond 30 years......................        *


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* To be negotiated by the Company and the Agent at the time of sale.